Exhibit 10.5

Loan Agreement relating to Affinitas GmbH Dated 21/22/23 September 2016 by and among 1. Affinitas GmbH Kohlfurter Straβe 41/43. 10999 Berlin. registered with the commercial register of the local court of Chariottenburg in Berlin under HRB 115958 B (the “Borrower”) 2. persons and entities whose names and addresses are set out in Annex A to this Loan Agreement (such persons and entities each a “Lender” and collectively the “Lenders”) (the Lenders and the Borrower each a “Party” and collectively the “Parties”)

1 Granting and Disbursement of Loans 1.1 Amount of Loans. Each Lender hereby grants to the Borrower a loan (each such loan a “Loan” and collectively the “Loans”) of such type and in such principal amount as set forth opposite such Lender’s name in Annex 1.1 to this Loan Agreement (with each such principal amount of the respective Loan being the “Principal Amount”) at the terms and conditions set forth in this Loan Agreement. 1.2 Disbursement. Subject to the provisions of the following sentence, the Borrower shall be entitled but not obliged to draw down the Loans at its free discretion. The Borrower may exercise its drawdown night within the meaning of the preceding sentence only (i) prior to the lapse of 30 September 2016, (ii) in respect of all Loans and (iii) in respect of the entire Principal Amount of each Loan, in each case by way of a notification to each Lender in text form (within the meaning of section 126b of the German Civil Code (BGD)). This Loan Agreement shall automatically terminate and no Lender shall be entitled to any penalties or break costs, in case the Borrower does not exercise its right under this section 1.2 and does not draw down the Loans prior to the lapse of 30 September 2016 in accordance with the provisions of the preceding sentence. The disbursement of its/his drawn down Loan by each respective Lender shall be credited to the following bank account of the Borrower: Bank: Deutsche Bank IBAN: DE21500700100094086600 BIC: DEUTDEFFXXX, in full, in cash and free of any deductions and/or withholdings no later than on the fifth Business Day (with a “Business Day” being any day on which banks in Berlin are generally open for the public, other than Saturday, Sunday and a public holiday) following the day of receipt by such Lender of a drawdown request of the Borrower in text form (the “Disbursement Due Date”). 1.3 Default Interest payable by the Lenders. If the respective Loan has become due for disbursement in accordance with section 1.2, but has not been disbursed by the respective Lender, default interest shall accrue from the Disbursement Due Date pursuant to the statutory provisions. 2 Term, Repayment and Interest 2.1 Term and Repayment. Each Loan shall have a fixed term and shall terminate and mature on such date as set forth to be the “Maturity Date” (the “Maturity Date”) of the respective Loan in Annex 1.1 to this Loan Agreement. The outstanding Principal Amount of each respective disbursed Loan shall be repaid in full on the Maturity Date. Except as set forth in section 2.2 and section 2.3 below, the Borrower shall in no event be entitled to repay any of the Loans prior to the last day of its term.

2.2 Premature Repayment. The Borrower at its sole discretion may (partially) repay the outstanding Loans prematurely on 31 December 2017, provided that (i) the total principal amount of such premature repayment shall not exceed 50% of the aggregate Principal Amount of all Loans (disbursed and not repaid at such point in time): and (ii) any such early repayment must be made to all Lenders pro rata to the Principal Amounts of their Loans (disbursed and not repaid at such point in time); and provided further that the Borrower’s management has resolved to repay and has notified each Lender in text form of its intention to repay the Loans prematurely, stating the amount to be repaid, no later than on 30 September 2017. For the avoidance of doubt: there shall be no obligation on the Borrower to repay any of the Loans prematurely, and the Borrower shall at its free discretion be entitled to repay the Loans prior to such Loans’ respective Maturity Dates in accordance with this section 2.2. In case of a premature repayment of a Loan pursuant to this section 2.2, the Borrower shall be obliged to pay to the respective Lender a prepayment penalty (a “Prepayment Penalty”) amounting (i) in case of Loans of Type A as set forth in Annex 1.1: to 1.5 % of the prematurely repaid Principal Amount of the respective disbursed Loan, and (ii) in case of Loans of Type B as set forth in Annex 1.1 to 4 % of the prematurely repaid Principal Amount of the respective disbursed Loan. Except as set forth in the preceding sentence, no Lender shall be entitled to any break costs or prepayment penalties for a premature repayment of its/his Loan in accordance with this section 2.2. 2.3 Repayment in Case of Non-Acquisition of Shares in Samadhi SAS. The Borrower intends to use the Loans for the acquisition of shares in Samadhi SAS that operates the internet platform AttractiveWorld. The Parties agree that in the event that no binding agreement relating to the acquisition of shares in Samadhi SAS by the Borrower has been concluded prior to the lapse of 15 November 2016. the Borrower shall be entitled in its sole discretion to terminate this Loan Agreement and to repay all Loans (disbursed and outstanding at such point in time) at any time prior to the lapse of 30 November 2016. provided that such repayment must comprise 100 % of the Principal Amount of all Loans (disbursed and not repaid at such point in time) and all accrued and unpaid interest thereon. If the Borrower wishes to exercise its repayment rights within the meaning of this section 2.3, the Borrower’s management shall notify each Lender in text form no later than on 15 November 2016 of its intention to repay the Loans, as the case may be. For avoidance of doubt: there shall be no obligation on the Borrower to repay the Loans pursuant to this section 2.3, and the Borrower shall at its discretion be entitled to repay the Loans prior to their respective Maturity Dates. In case of a premature repayment of a Loan pursuant to this section 2.3, the Borrower shall be obliged to pay to the respective Lender all interest accrued on the outstanding Principal Amount of such Lender’s Loan and unpaid at the respective premature repayment date as well as a penalty of 1.5 % of the prematurely repaid Principal Amount of the respective disbursed Loan. Except as set forth in the preceding sentence, no Lender shall be entitled for any break costs or prepayment penalties for a premature repayment of its/his Loan pursuant to this section 2.3. 2.4 Interest. Each drawn down, disbursed and outstanding Loan (or a respective part thereof), during the period from 1 October 2016 until the repayment of such Loan (or of such respective part thereof), shall bear a yearly interest at a rate as specified for such respective Loan in Annex 1.1 to this Loan Agreement, on the basis of 12 months per year and the actual number of months lapsed. The interest accrued on each outstanding Loan shall be due and payable to the respective Lender in monthly instalments on the last Business Day of each calendar month. The Borrower shall pay no compound interest on the accrued interest (kein Zinseszins). 2.5 Repayment in Case of Termination for Good Cause. In case of a termination of this Loan Agreement for good cause pursuant to and winthin the meaning of section 4, the Principal Amount of the respective Loan and all accrued and unpaid interest thereon shall become due and payable within five Business Days following the date of receipt of the termination notice by (i) the Borrower in case of termination by the Lenders or (ii) by all Lenders in case of termination by the Borrower. No Lender shall be entitled to any break costs, prepayment penalties and/or damages for a premature repayment of its/his Loan in case of a termination of this Loan Agreement for good cause. 2.6 Lenders’ Bank Accounts. The Borrower shall effect any payment under this Loan Agreement and any further agreement in connection herewith entered into between the Lenders and the Borrower, as the case may be (e.g. any security documentation), to such respective Lender’s bank details as set forth in Annex A. 2.7 Default Interest payable by the Borrower. Default interest on any overdue payments by the Borrower under this Loan Agreement shall be subject to statutory provisions. 3 Security 3.1 Security Commitment. As a security (the “Security”) for its payment obligations under this Loan Agreement, the Borrower provides the following security interests: Assignment of Borrower’s claims over the accounts receivable as set forth in Part II of the Security Pooling Agreement and Assignment of Claims attached hereto as Annex 3.1. 3.2 Enforcement in the Event of Default. Each Lender agrees and undertakes to procure that the enforcement and realization of the Security may be effected only following the occurrence of an Event of Default. An “Event of Default” within the meaning and for the purposes of the preceding sentence (and for the purposes of the Security Pooling Agreement and Assignment of Claims in Annex 3.1) occurs if (i) the Borrower fails to pay on the respective due date any amounts due and payable pursuant to this Loan Agreement and (ii) fails to cure such non-compliance and to make such outstanding payments within three (3) weeks upon receipt by the Borrower of a written reminder of any of the Lenders.

3.3 No Enforcement by Individual Lenders. Each Lender agrees and acknowledges that no Lender shall (individually) take and/or procure to be taken any enforcement action in respect of any claims against the Borrower under this Loan Agreement, except where such action has been consented to by the Lenders, that have granted to the Borrower 75 % or more of the aggregate Principal Amounts of all Loans outstanding from time to time (eine Mehrheit von mindestens 75 % der zum jeweiligen Zeitpunkt valutierenden Darlehensnennbetrage) (such majority of Lenders: the “Lenders’ Majority”), with the proviso, however, that in case of enforcement of any due claims following the termination of this Loan Agreement for good cause pursuant to and in accordance with (ii) of the first sentence of section 4.2. the consent of Lenders, holding jointly or individually. 75 % or more of payment claims against the Borrower that have become due and have not been paid by the Borrower (fallige und nicht geleistete Zahlungen) at the relevant point in time (the “Default Majority”) shall be required and sufficient. The provisions of the preceding sentence shall not apply in case of enforcement of claims under this Loan Agreement by a Lender following the termination of this Loan Agreement by such Lender for good cause pursuant to (i) of the first sentence of section 4.2 (i.e. in case of application for the opening of insolvency proceedings over the Borrower’s assets), and each Lender that has terminated this Agreement for such good cause in accordance with section 4.4 shall individually be entitled to take the enforcement measures in respect of his/its claims under this Agreement that have become due and have not been paid at the relevant point in time following such termination. Each Lender further agrees and acknowledges that granting, administration, enforcement and realization of the Security as well as distribution of any proceeds therefrom, as the case may be must be effected in strict accordance with the provisions of the Security Pooling Agreement and Assignment of Claims set forth in Annex 3.1, and that the enforcement and realization of the Security shall be permitted only in cases provided for therein. 3.4 Release of Security. Each Lender herewith undertakes to submit any and all declarations and to conduct any and all acts necessary or required (as the case may be) in order to release (or procure the release of) the Security, without undue delay upon such Security becoming due for release pursuant to the provisions of the Security Pooling Agreement and Assignment of Claims. 3.5 No further Securities. No further securities except the Security shall be requested or granted in respect of any of the Loans. 4 Termination 4 1 Exclusion of Ordinary Termination Right. Except as expressly provided for otherwise in this Loan Agreement (e.g. in its section 2.3). this Loan Agreement cannot be terminated by any Party hereto except for good cause (aus wichtigem Grund). 4 2 Good Cause for the Benefit of the Lenders. The good cause is given for the benefit of the Lenders in particular in case (i) of filing of the application for opening of insolvency proceedings over the Borrower’s assets, or (ii) if the Borrower (a) is materially in breach of any of its payment obligations under this Loan Agreement when due and (b) fails to cure such non-compliance and to make such outstanding payments within 3 (three) weeks upon receipt by the Borrower of a written reminder of any of the Lenders, or (iii) if both Michael Schrezenmaier and Jeronimo Federico Folgueira Sanchez (and not only one of them) have ceased to provide their services to the Borrower as managing directors or in any other capacity as agreed between the Borrower and the Lenders, holding jointly or individually a Lenders’ Majority, or (iv) of occurrence of any of the following events: (x) sale, transfer or exchange of more than 50 % of all shares in the Borrower (by nominal value) in a single transactions or in a series of related transactions or (y) direct or indirect (via a holding company) initial public offering and/or stock exchange listing of the Borrower. 4.3 Exertion of Termination Right by the Lenders’ Majority. The termination of this Loan Agreement for good cause pursuant to and within the meaning of sections 4.1 and 4.2 (except in case of termination for good cause set forth in (i) and in (ii) of the first sentence of section 4.2 which shall be exclusively governed by the provisions of section 4.4 or, respectively, section 4.5 below) may be exercised in writing to the Borrower only by the Lenders holding jointly or individually a Lenders’ Majority, in each case acting jointly, but not by individual Lenders, unless mandatory statutory provisions require otherwise. If the Lenders, holding jointly or individually a Lenders’ Majority, give notice of termination pursuant to this section 4.3, the outstanding Principal Amounts of the Loans subject to such termination, if and to the extent drawn, disbursed and not repaid (or, respectively, outstanding parts thereof) plus accrued and unpaid interest thereon, shall become (re-)payabie in full to all Lenders, that were entitled to and have exercised their respective termination rights. 4.4 Exertion of Termination Right in Case of Insolvency Proceedings. The termination of this Loan Agreement for good cause in case of opening of insolvency proceedings over the Borrower’s assets pursuant to and within the meaning of (i) of the first sentence of section 4.2, may be exercised in writing by each of the Lenders individually (i.e. without obtaining a consent of a Lenders’ Majority). If a Lender gives notice of termination pursuant to this section 4.4, the outstanding Principal Amount of the Loan subject to such termination, if and to the extent drawn, disbursed and not repaid (or, respectively, outstanding parts thereof) plus accrued and unpaid interest thereon, shall become (re-)payable in full to such Lender who has exercised his/its respective termination right under this section 4.4 4.5 Exertion of Termination Right in Case of Breach of Payment Obligations. The termination of this Loan Agreement for good cause in case of breach by the Borrower of its due payment obligations under this Loan Agreement pursuant to and within the meaning of (ii) of the first sentence of section 4.2, may be exercised in writing to the Borrower by each of the Lenders individually (without obtaining a consent of a Lenders’ Majority). If a Lender gives notice of termination pursuant to this section 4.5, the outstanding Principal Amount of the Loan subject to such termination, if and to the extent drawn, disbursed and not repaid (or, respectively, outstanding parts thereof) plus accrued and unpaid interest thereon, shall become (re-)payable in full to such Lender who has exercised his/its respective termination rights under this section 4 5 5 Senior Loan The Parties herewith agree that, in the relationship among themselves, the Loans granted to the Borrower under this Loan Agreement shall at all times be treated – to the extent legally permissible – senior to any loans that the Borrower has obtained or may obtain in the future. 6 Information Rights During the term of this Loan Agreement, the Borrower shall provide each Lender at least with the following information: a) audited annual financial statements within 150 days after the end of each respective business year; b) unaudited monthly management accounts (including profit and loss account, balance sheet, management report) as sent to the shareholders of the Borrower within 25 days after the end of each respective month. 7 Assignment of Rights No Party may assign any of its rights and obligations under this Loan Agreement without the prior written consent of all other Parties (for avoidance of doubt; assignment of rights and obligations under this Loan Agreement by any of the Lenders shall only require prior written consent of the Borrower, except where the Borrower has given a good cause for termination of this Loan Agreement by the Lenders pursuant to and within the meaning of section 4 in which case no consent of the Borrower shall be required for such assignment while and for as long as the circumstances that justify termination for good cause by the Lenders have not been cured by the Borrower), with such consent – subject to the provisions of the third sentence of this section 7 – not to be unreasonably withheld. Notwithstanding the provisions of the preceding sentence, each of the Lenders shall, subject to the provisions of the following sentence, be entitled to transfer all his/its rights and obligations under this Loan Agreement – without requiring the consent of any of the other Parties – to its affiliated entities (within the meaning of sections 15 et seq. of the German Stock Corporation Act (AktG)) or his relatives (within the meaning of section 15 of the German Tax Code (AO). It is, however, understood for the purposes of this section 7 that rights, claims and/or obligations under this Loan Agreement must not be transferred individually, but only collectively (keine isolierte Ubertragung von Rechten und Pflichten, sondern nur im Wege der Vertragsubernahme), and that no Party may assign any rights, claims and/or obligations under this Loan Agreement without the respective assignee acceding to this Loan Agreement as well as to the Security Pooling Agreement and Assignment of Claims attached hereto as Annex 3.1, and in each case assuming all obligations of the respective assignor arising therefrom, prior to or simultaneously with such assignment; any assignment of rights, claims and/or obligations under this Loan Agreement effected prior to such accession shall be null and void. The Parties hereby expressly and irrevocably offer each such respective assignee to accede to this Loan Agreement in lieu of the assigning Party and agree that such assignee may accept and thereby effect his accession by submitting a respective accession declaration to the Borrower in writing, provided that such accession declaration does not contain any amendment or alteration to this Loan Agreement and is unconditional except for its becoming effective upon such assignee’s acquisition of rights and obligation of the respective Party under this Loan Agreement. 8 Delivery Addresses and Authorised Recipients 8.1 Delivery Addresses. Each Lender shall, at any time while a Party to this Loan Agreement, keep the Borrower informed of such Lender’s current mailing address and contact data. As of the date hereof, the Parties may direct any and all declarations to be issued in connection with this Loan Agreement vis-a-vis another Party, to the persons and addresses set forth in Annex A, and any declaration directed to such persons and domestic addresses shall be deemed received by the respective Party, to which such declaration is addressed, if delivered by hand or telefax or email (if declaration is required to be in writing: pdf-copy) on the same day, and if sent by courier or mail no later than on the third day after dispatch. If any Party to this Loan Agreement wishes to change its delivery address, such Party shall inform the other Parties in writing thereof, and such change shall become effective for the purposes of this Loan Agreement and, in particular, this section 8, upon the lapse of 10 Business Days as of receipt of such information, provided that the first sentence of this section 8.1 is complied with. 8.2 Authorised Recipients. The persons stated in Annex A shall be authorised recipients for the respective Parties, including for the purposes of serving statements of claims and any other statements, applications, declarations, correspondence or court orders relating to disputes in respect of this Loan Agreement (Zustellungsbevollmachtigte). Section 8.1, last sentence shall apply accordingly 8.3 Application of General Rules. In addition to the foregoing provisions, declarations are being considered to have been received if having been delivered to a Party pursuant to the general rules under German law regarding the receipt of declarations. 9 General Provisions 9.1 Interpretation. The terms printed in italics constitute German legal terms describing the meaning of the terms in the English language they refer to, and shall be taken into account when interpreting this Loan Agreement. 9.2 Confidentiality. The Parties shall keep the content of this Loan Agreement confidential, except if and to the extent (i) disclosure is expressly agreed among the Lenders, holding jointly or individually, a Lenders’ Majority, and the Borrower, (ii) disclosure is required pursuant to any statute or law, official or judicial orders, or provisions or regulations relating to a stock exchange, (iii) disclosure to any Borrower’s shareholder or a third party, that can reasonably be expected to acquire shares of the Borrower.

9.3 Costs. The Parties shall each bear their own costs incurred in connection with this Loan Agreement and the transactions contemplated herein. 9.4 Form of Amendments. Amendments to this Loan Agreement including any amendment of this section 9 4 shall be required to be in writing in order to be effective, unless a stricter form requirement (e.g. a notarization) applies by mandatory law. 9.5 Written Form. If any statement, declaration, notification or other communication is required to be in writing under this Loan Agreement, it shall suffice that a signed copy of such statement, declaration or notification is transmitted by telefax or pdf-copy via e-mail. 9.6 Effectiveness. No Joint Rights or Liabilities. Acting in Concert. This Loan Agreement shall become effective upon its execution by the Borrower and at least one Lender and shall be binding only on such Parties that have executed this Loan Agreement The rights and obligations hereunder of a Lender that has executed this Loan Agreement shall not be affected by non- execution of this Loan Agreement by another Lender. Rights and liabilities of each Lender under this Loan Agreement shall be several but not joint (Ausschluss der Gesamtglaubigerschaft bzw. der Gesamtschuld) and only in respect to the Loan granted by such Lender to the Borrower under this Loan Agreement. The Lenders shall be entitled to any claims with regard to the repayment of the Loans and payment of interest thereon under the provisions of this Loan Agreement only pro rata to the aggregate amounts of their respective disbursed Loans outstanding from time to time (comprising outstanding Principal Amounts and unpaid interest accrued thereon, but not the default interest, as the case may be) (pro rata zu ihren zum jeweiligen Zeitpunkt valutierenden Darlehensgesamtforderungen) and under the exclusion of any joint ownership or partnership. In the event that the Borrower makes payments to the Lenders in violation of the pro rata distribution principals set forth in the preceding sentence (and/or in section 2.2), each adversely discriminated Lender at his discrection may demand either (i) from the Borrower or (ii) from all other Lenders, to be put in the position he/it would be in had the pro rata distribution principals been complied with. 10 Conclusion of this Loan Agreement The Parties may choose to conclude this Loan Agreement by an exchange of signed signature pages transmitted by fax or e-mail (as a pdf-copy), If the Parties choose to conclude this Loan Agreement in accordance with the preceding sentence, they shall transmit the signature pages of this Loan Agreement to the management of the Borrower (the “Recipient”). This Loan Agreement shall be deemed duly concluded once the Recipient has received the signed signature pages from all Parties to this Loan Agreement and at the time of the receipt of the last outstanding signature page. For this purpose, the Parties authorise the Recipient to collect the signature pages from all and for all Parties hereto Each Party hereto undertakes to submit to the Borrower, upon a respective request of the Borrower without undue delay, an original of his/its signed signature page. 11 Severability. In the event that a provision of this Loan Agreement is or becomes partly or entirely invalid or unenforceable or if this Loan Agreement contains a gap or omission, the validity of the remaining provisions of this Loan Agreement is not affected thereby. The Parties are obliged to replace the partly or entirely invalid or unenforceable provision with a valid and enforceable provision, which the Parties would have agreed on had they been aware of the invalidity or unenforceability of the respective provision. The same applies in the event that this Loan Agreement contains a gap or omission. 12 Majorities. The Lenders herewith agree and acknowledge that in case of amendments to the definition of the Lenders’ Majority and/or the Default Majority in this Loan Agreement, the definitions of the respective majorities in the Security Pooling Agreement and Assignment of Claims in Annex 3.1 hereto shall be amended accordingly, and the Parties herewith undertake to submit all declarations and conduct all acts in order to effect such amendment. 13 Governing Law and Jurisdiction. This Loan Agreement is governed by and construed in accordance with the laws of the Federal Republic of Germany under exclusion of its rules of conflict of laws. To the extent permissible by law, the courts in Berlin shall have exclusive jurisdiction in respect of any dispute regarding this Loan Agreement.

Signature Page 1/2 – Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 – Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date/Location: Date/Location: R+R International Aviation AG whiletrue Ltd Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: A. Kudlich and A. Jeschke Date / Location: Date / Location Berlin. 22.09.2016 The Borrower Affinitas GmbH Represented by: Jeronimo Foigueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 – Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: DAVID SCHNEIDER Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 – Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: ROBERT GENTZ Date / Location: Date / Location: R+R International Aviation AG whiletrue Ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 – Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 – Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date / Location: Date / Location: R+R International Aviation AG whiletrue Ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 – Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date/Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date/Location: BERLIN 22.9.2016 Date / Location: R+R international Aviation AG whiletrue Ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 – Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Chrisitian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date / Location: Date / Location: R+R International Aviation AG Whiletrue Ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle Capital GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date / Location: Date / Location: R+R International Aviation AG whiletrue Ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 - Loan Agreement The Lenders Mr Andreas Blasé Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronmo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date / Location: Date / Location: R+R International Aviation AG Whiletrue ltd. Represented by: Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

Signature Page 1/2 - Loan Agreement The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location : Date / Location : Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Manoa Ventures GmbH Represented by: Represented by: Date / Location: Date / Location: R+R International Aviation AG whiletrue Ltd. Represented by: Represented by: Date / Location: Date: Location: Mr Lukas Brosseder Rocket Internet SE Represented by Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location

Signature Page 1/2 - Loan Agreement

The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maler La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folguelra Date / Location: Date / Location:

Signature Page 1/2 - Loan Agreement

The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Alpar Beteiligungs GmbH Represented by: Represented by: Date / Location: Date / Location: BERLIN, 22.9.2016 JoDa Media Consulting GmbH Represented by:

Manoa Ventures GmbH Represented by: Date / Location: Date / Location: R+R international Aviation AG Represented by: whiletrue Ltd. Represented by: Date / Location: Date / Location: Mr Lukas Brosseder Pocket Internet SE Represented by: Date / Location: Date / Location: The Borrower

Affinitas GmbH

Represented by: Jeronimo Folgueira and Michael Schrezenmaier

Date / Location:

Signature Page 1/2 - Loan Agreement

The Lenders Mr Andreas Blase Mr David Khalil Date / Location: Date / Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Voltmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueira Date / Location: Date / Location:

Signature Page 2/2 - Loan Agreement Elephant & Castle GmbH Represented by Alpar Beteiligungs GmbH Represented by: Date / Location: Date / Location: JoDa Media Consulting GmbH Represented by: Manoa Ventures GmbH Represented by: Date / Location: Date / Location: R+R International Aviation AG Represented by: whiletrue Ltd,

Represented by: Date / Location: Date / Location: 23.09.2016 Mr Lukas Brosseder Rocket internet SE Represented by: Date / Location: Date / Location: The Borrower Affinitas GmbH

Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date / Location:

17

Annex 1.1

to the Loan Agreement relating to Affinitas GmbH =

Exhibit 2
to the Security Pooling Agreement and Assignment of Claims

Loans

Type A

Lender	Principal Amount in EUR	Interest p.a.	Maturity Date
Robert Maier	250,000	8 %	30.06.2018
whiletrue Limited	300,000	8 %	30.06.2018
Christian Vollmann	100,000	8 %	30.06.2018
Alpar Beteiligungs GmbH	150,000	8 %	30.06.2018
David Khalil	100,000	8 %	30.06.2018
Lukas Brosseder	100,000	8 %	30.06.2018
Manoa Ventures GmbH	50,000	8 %	30.06.2018
La Plata GmbH	50,000	8 %	30.06.2018
R+R International Aviation AG	50,000	8 %	30.06.2018
JoDa Media Consulting GmbH	25,000	8 %	30.06.2018
Elke Jansson	100,000	8 %	30.06.2018
Elephant & Castle Capital GmbH	25,000	8 %	30.06.2018
Andreas Blase	50,000	8 %	30.06.2018
Rocket Internet SE	500,000	8 %	30.06.2018
Total:	**1,850,000**		

17

18

Type B

Lender	Principal Amount in EUR	Interest p.a.	Maturity Date
Robert Maier	750,000	9 %	31.03.2019
whiletrue Limited	300,000	9 %	31.03.2019
Christian Vollmann	300,000	9 %	31.03.2019
Alpar Beteiligungs GmbH	150,000	9 %	31.03.2019
David Khalil	100,000	9 %	31.03.2019
Lukas Brosseder	100,000	9 %	31.03.2019
Manoa Ventures GmbH	200,000	9 %	31.03.2019
La Plata GmbH	200,000	9 %	31.03.2019
R+R International Aviation AG	150,000	9 %	31.03.2019
JoDa Media Consulting GmbH	75,000	9 %	31.03.2019
Jeronimo Folgueira	75,000	9 %	31.03.2019
Elephant & Castle Capital GmbH	50,000	9 %	31.03.2019
Michael Schrezenmaier	50,000	9 %	31.03.2019
Rocket Internet SE	1,500,000	9 %	31.03.2019
Total:	**4,000,000**		

18

Annex 3.1

to the Loan Agreement relating to Affinitas GmbH = Assignment and Security Pooling Agreement

Security Pooling Agreement and

Assignment of Claims

relating to Affinitas GmbH

Dated 21/22/23. September 2016

by and among

3. Affinitas GmbH

Kohlfurter Straẞe 41/43, 10999 Berlin,

registered with the commercial register of the local court of

Charlottenburg in Berlin under HRB 115958 B

(the “Borrower”)

4. persons and entities whose names and addresses are set out in Exhibit 1 to this Security Pooling Agreement and Assignment of Claims

(such persons and entities each a “Lender” and collectively the “Lenders”)

5. Mr David Khalil, Buchholzer Straẞe 8,10437 Berlin, Germany

(the Lenders, the Borrower and Mr David Khalil each a “Party” and collectively the “Parties”; however, in case of the Borrower, not in respect of any of the provisions of Part I of this Security Pooling Agreement and Assignment of Claims, other than its sections 1.4, 2.2 and 8.5)

Preamble

(A) The Lenders and the Borrower are parties to the Loan Agreement dated 21./22./23. September 2016 (the “Loan Agreement”), by virtue of which the Lenders have agreed to grant to the Borrower loans in the aggregate principal amount of EUR 5,850,000 as set forth in Exhibit 2 (the “Loans”).

(B) Under the Loan Agreement, the Borrower has agreed to provide a security for the claims of the Lenders arising from the Loan Agreement by way of assignment of existing and future claims against its purchasers, customers and suppliers. In order to simplify the enforcement of the Lenders’ claims under the Loan Agreement, the Lenders have agreed to appoint an agent who will acquire, hold and realize, as the case may be, such security in his own name but as a trustee for the Lenders.

(C) The Parties wish to lay out the provisions for the acquisition, administration and realization of the Borrower’s security by the agent (in the Assignment Agreement in Part II of this Security Pooling Agreement and Assignment of Claims: the “Assignment Agreement”) as well as to regulate the internal relationship of the Lenders among themselves and in relation to the agent (in the Security Pooling Agreement in Part I of this Security Pooling Agreement and Assignment of Claims: the “Security Pooling Agreement”).

(D) This being said, the Parties enter into this Security Pooling Agreement and Assignment of Claims (“this Agreement”; it being understood that the Borrower shall not be a Party to the Security Pooling Agreement in Part I of this Agreement, other than to its sections 1.4, 2.2 and 8.5):

Part I

Security Pooling Agreement

14 Appointment of a Security Agent and Authorisation; No Effect on the Borrower

14.1 Appointment Each Lender herewith appoints Mr David Khalil as security agent (the “Security Agent”) to act as its/his agent and attorney under and in connection with this Agreement and the Loan Agreement as well as his/its trustee and administrator in respect of the Security (as defined in section 11.1 of the Assignment Agreement) granted under this Agreement, and Mr David Khalil accepts such appointment.

14.2 Duties of the Security Agent. The Security Agent shall acquire, hold, manage, enforce and release the Security granted to him under Part II of this Agreement for each of the Lenders in his capacity as a trustee. The Security Agent will fulfil his respective responsibilities in strict accordance with this Security Pooling Agreement and the Assignment Agreement in Part II and with the Loan Agreement. The Security Agent may delegate his duties under this Agreement only with prior written consent of the Lenders that have granted to the Borrower 75 % or more of the aggregate principal amounts of all Loans outstanding from time to time (eine Mehrheit von mindestens 75%

der zum jeweiligen Zeitpunkt valutierenden Darfehensnennbetrage) (such majority of Lenders the “Lenders’ Majority”).

14.3 Power of Attorney. Each Lender herewith authorizes and grants to the Security Agent, under exemption from the restrictions of section 181 of the German Civil Code (BGB) and from similar restrictions of other jurisdictions, a power of attorney:

(a) to conclude, execute and amend for and behalf of such Lender the Assignment Agreement in Part II of this Agreement as well as any other agreements and documents in connection with the Security, as the case may be; and

(b) to submit and to receive for and on behalf of such Lender any and all declarations necessary or required for creation, administration, enforcement or release of the Security or otherwise in connection with the Security and/or with the Assignment Agreement in Part II of this Agreement.

Each Lender undertakes, to the extent legally permissible, during the term of this Agreement, not to withdraw the power of attorney granted under this section 1.3 (except in case of replacement of the Security Agent in accordance with section 8) and to issue, upon request of the Security Agent, a power of attorney with the scope of authority as set forth in this section 1.3 above in a separate deed.

14.4 No Effect on the Borrower. The Parties agree and acknowledge that the Borrower shall not be a Party to any of the provisions of this Security Pooling Agreement in Part I, other than this section 1.4 and section 8.5. Any restrictions imposed on the Security Agent in this Security Pooling Agreement or by the instructions of the Lenders in respect of exertion of his rights under the Assignment Agreement in Part II or otherwise in respect of the Security, shall apply in the internal relationship among the Lenders and the Security Agent only, and the Borrower shall at all times be entitled to rely on the appointment, authority and due authorisation of the Security Agent for all purposes of this Agreement, and any declarations received or submitted and any acts conducted by the Security Agent vis-a-vis the Borrower or in respect of the Security shall be binding on the Lenders (except where the transfer of all rights and obligations of the Security Agent to a successor Security Agent has been effected and duly notified to the Borrower in accordance with sections 8.3 and 8.5). Any non-compliance of the Security Agent with the provisions of this Security Pooling Agreement in Part I shall have no effect on the Borrower, except in case of collusive behaviour (kollusives Zusammenwirken).

15 Security

15.1 Granting of Security. The Borrower has granted a Security for complete discharge of obligations and liabilities of the Borrower to the Lenders under the Loan Agreement, by assigning to the Security Agent the Assigned Claims (as defined in section 11.1 of the Assignment Agreement in Part II).

15.2 Consent of Lenders. Each Lender herewith expressly consents to the Assignment Agreement in Part II of this Agreement and acknowledges the assignment of the Assigned Claims thereunder as sufficient security for the purposes and within the meaning of section 3 of the Loan Agreement.

15.3 Release of the Security. Except in cases set forth in section 17 of the Assignment Agreement in Part II. any other (full or partial) release of the Security prior to the full satisfaction of all of the Secured Claims (as defined in section 12 of this Agreement) shall require prior written consent of Lenders, holding jointly or individually, a Lenders’ Majority.

16 Realization of Securities

16.1 Realization by the Security Agent. The enforcement and realization (Verwertung) of the Security may be effected and executed by the Security Agent only. Each Lender herewith irrevocably waives his/its right to realize the Security him-/itself during the term of this Agreement.

16.2 Instructions. Save for the provisions of the following sentence, in respect of rights granted to the Security Agent under this Agreement (in particular the Assignment Agreement in Part II), the Security Agent shall act or refrain from action in strict accordance with instructions given to him by the Lenders, holding jointly or individually, a Lenders’ Majority. It is, however, understood that in respect of the exertion (or non-exertion) of the Security Agent’s right to enforce the Secured Claims and to realize the Security, the instructions of the Lenders, holding jointly or individually 75 % or more of the outstanding Secured Claims against the Borrower that have become due and have not been paid (fallige und nicht befriedigte besicherte Forderungen) at the time of the respective instructions (the “Default Majority”) shall be required: with the proviso, however, that if an Event of Default (within the meaning of section 3.2 of the Loan Agreement) that entitles the Security Agent to enforce the Security in accordance with section 16.1 below, has occurred and has been continuing for a period of at least three consecutive calendar months, any instructions of the Lenders in respect of non-enforcement of the Security in connection with such Event of Default may be disregarded by the Security Agent, and the Security Agent may realize the Security in his sole discretion, but in strict accordance with the provisions of the Assignment Agreement in Part II, Instructions by the Lenders incompatible with this Agreement, including the Assignment Agreement in Part II, or mandatory law. shall be deemed irrelevant and shall be disregarded by the Security Agent, and the Security Agent shall be entitled and obliged to act in strict accordance with the respective provisions of this Agreement and/or the respective provisions of mandatory law.

16.3 Discretion of the Security Agent at Realization. The Security Agent may determine at his sole discretion which part of the Security shall be realized.

17 Distribution of Proceeds

17.1 The Security Agent shall hold any and all proceeds from the enforcement and realization of the Security (the “Security Proceeds”) received by him under this Agreement in his capacity as Security Agent, as a trustee of the Lenders for distribution among the Lenders pursuant to this section 4. The Security Agent shall be obliged to collect and hold any Security Proceeds, as the case may be, in a trust bank account which (i) shall be a special bank account separate from the own bank account of the Security Agent, (ii) shall be marked as a trust bank account and (iii) shall not be used for any purposes other than for collecting, holding and distributing of the Security Proceeds. The Security Agent shall, upon a respective request of the Lenders, holding jointly or individually, a Lenders’ Majority provide to the Lenders a sufficient evidence that the requirements of the preceding sentence have been complied with. In case any Lender receives Security Proceeds from the enforcement of the Security directly, as the case may be. it/he shall transmit such Security Proceeds or amounts to the Security Agent without undue delay and shall, pending such transmission, hold them as trustee for the benefit of him-/itself and the other Lenders who hold Secured Claims against the Borrower that have become due at the relevant time and have not been paid.

17.2 In relation to the Borrower, the Security Proceeds of any enforcement shall be applied against those claims under the Assignment Agreement in Part II of this Agreement, in respect of which the Assigned Claims were enforced.

17.3 The Security Proceeds and any other amounts received by the Security Agent under this Agreement shall be distributed in the following order.

a) first, to the Security Agent in or towards payment of any unpaid costs, expenses and liabilities incurred by or on behalf of the Security Agent in connection with performance of his duties under the Assignment Agreement, as the case may be;

b) second, to the Lenders (pro rata to their maximum entitlements hereunder) in or towards payment of any accrued interest that has become due and payable under the Loan Agreement but has not been paid by the Borrower at the relevant point in time;

c) thirdly, to the Lenders (pro rata to their maximum entitlements hereunder) in or towards repayment of the respective principal amounts of the Loans that have become due and payable under the Loan Agreement, as the case may be, but have not yet been repaid by the Borrower at the relevant point in time; and

d) any amounts remaining after the distributions pursuant to lit. a) through lit. c) above, shall be disbursed to the Borrower.

18 Liability of the Agent

The Security Agent shall not be liable for any loss or damage caused by any of his actions/measures taken under or in connection with this Agreement, unless directly caused by his gross negligence or wilful misconduct. The liability for culpable damage of life, body or health shall remain unaffected. The Parties agree that the Security Agent shall assume no responsibility for the legality, validity, effectiveness, adequacy or enforceability of the Assignment Agreement in Part II hereto or any other agreement, arrangement or document entered into or executed in connection with the Security as well as for any other circumstances outside his sphere of influence which could impair the recoverability and enforceability of the Security. The Security Agent shall further not be liable to the Lenders for any act (or omission) if he acts (or refrains from taking any action) in accordance with the instruction of the Lenders’ Majority (or, respectively, of the Default Majority, if applicable).

19 Indemnity of the Agent

Each Lender shall (pro rata to the principal amount of his/its respective Loan) indemnify the Security Agent, upon request within five Business Days, against any cost, loss or liability incurred by the Security Agent (otherwise than by reasons of the Agent’s gross negligent or wilful misconduct) from or in connection with performance of his duties under this Agreement, in particular, from administration and realization of the Security.

20 Information

20.1 Notification by the Security Agent. The Security Agent shall inform the Lenders about the existing Security, the status of realization and/or release of the Security as well as any other relevant circumstances in respect of the Security in his due discretion.

20.2 Notification by the Lenders. Each Lender shall be obliged to notify the Security Agent and all other Lenders of any circumstances and facts that could impair the satisfaction of the Secured Claims.

21 Replacement of the Security Agent

21.1 Resignation of the Security Agent. The Security Agent may resign by giving a 30 days’ notice to each of the Lenders. In case of resignation of the Security Agent, another person or entity shall be appointed without undue delay as a successor Security Agent by the Lenders, holding jointly or individually, a Lenders’ Majority.

21.2 Replacement by Lenders’ Majority. The Lenders, holding jointly or individually, a Lenders’ Majority may, by giving a two weeks’ notice (or, in case of replacement for good cause: without a notice period) replace the Security Agent and appoint a successor Security Agent.

21.3 Position of the Successor Security Agent. Upon his appointment pursuant to this section 8. the successor Security Agent shall be deemed a Security Agent and the replaced/resigned Security Agent shall seize being a Security Agent, in each case within the meaning and for all purposes of this Agreement. The Lenders shall without undue delay inform the Borrower in writing of the replacement of the Security Agent and of appointment of the successor Security Agent.

21.4 Obligations of the Retiring Security Agent. The retiring Security Agent shall transfer all rights he holds in his capacity as Security Agent under this Agreement, in particular, the Assigned Claims, to the successor Security Agent. The retiring Security Agent shall, at its own cost, make available to the Successor Security Agent such documents and records and shall provide such assistance as the successor Security Agent may reasonably request for the purposes of performing his duties as Security Agent under this Agreement.

21.5 Consent to Transfer of Rights and Obligations. All Parties herewith acknowledge, and the Borrower agrees to, the assumption of any rights and obligations the Security Agent holds under this Agreement by a successor Security Agent appointed pursuant to this section 8, as the case may be. Upon appointment of the successor Security Agent and a respective notification to the Borrower in accordance with section 8.3, each Party hereto shall submit any and all declarations and conduct any and all acts necessary or required to ensure that the Security held by the Security Agent in the Assignment Agreement in Part II of this Agreement is transferred to and held by the successor Security Agent in his own name (but as a trustee for the Lenders), including executing all necessary amendments to this Agreement and/or entering into a new Assignment Agreement.

21.6 Effective Date. The Security Agent’s resignation/replacement shall take effect only upon appointment of a successor Security Agent and upon transfer of rights and obligations of the Security Agent to the successor Security Agent as set forth in sections 8.4 and 8.5. The Lenders herewith undertake not to dismiss and/or to replace the Security Agent without appointing a successor Security Agent.

22 Obligations of the Lenders

Unless statutory mandatory provisions provide otherwise, no Lender shall

a) prematurely terminate his/its respective Loan with the Borrower (except in cases provided for in section 4 of the Loan Agreement and, if applicable thereunder, only upon prior written consent of Lenders, holding jointly or individually, the Lenders’ Majority set forth therein, as the case may be), and/or

b) initiate any judicial or arbitral proceedings and/or take and/or procure to be taken any enforcement action against the Borrower in respect of claims of such Lenders arising from or in connection with the Loan Agreement, including the claims for repayment of the principal amount of the Loan and payment of interest thereon, except with the prior written consent of the Lenders, holding jointly or individually, a Lenders’ Majority (it being understood, however, that in case of termination of the Loan Agreement for good cause pursuant to and in accordance with (ii) of the first sentence of section 4.2 of the Loan Agreement, the consent of Lenders, holding jointly or individually, a Default Majority, shall be required and sufficient for the purposes of this lit.b)).

Each Lender further agrees and acknowledges that granting, administration, enforcement and realization of the Security as well as distribution of any proceeds therefrom, as the case may be, must be effected in strict accordance with the provisions of this Agreement, and that the enforcement and realization of the Security shall be permitted only in cases provided for herein.

23 Payments to the Agent

23.1 Remuneration. The Security Agent shall not be entitled to any remuneration for the performance of its duties under this Agreement.

23.2 Expenses. The Security Agent shall be reimbursed by the Lenders (pro rata to the principal amounts of their Loans disbursed and outstanding from time to time) for the reasonable expenses (including legal costs) incurred from performance of his duties under this Agreement, in particular from administration and realization of the Security that could not be reimbursed pursuant to section 4.3 lit. a) and section 20.1 of this Agreement.

Part II Assignment Agreement (Sicherungsabtretung)

24 Assignment

24.1 Assigned Claims. The Borrower hereby assigns to the Security Agent all of its present, future, conditional and unconditional claims, rights, title and interest (whether actual or contingent) against all of the Borrower’s clients and/or suppliers/service providers originating from supplies of goods and/or services by or to the Borrower (e.g. claims for payment of any amounts collected by such service providers from the Borrower’s clients and not yet disbursed to the Borrower) and/or against credit institutions of the Borrower in respect of deposits held by them for the Borrower (the “Account Receivables”), including but not limited to those set forth in Exhibit 3 (all such assigned claims the: “Assigned Claims’, and the assignment of the Assigned Claims: the “Security”). The Security Agent accepts the assignment of the Assigned Claims pursuant to the preceding sentence.

24.2 Assignment Date. The Assigned Claims existing on the date hereof shall pass over to the Security Agent upon execution of this Agreement, and any future Assigned Clams shall pass over to the Security Agent on the day such Assigned Claims have come into existence.

24.3 Transfer of Secondary and Ancillary Rights. The Assigned Claims comprise (and are assigned to the Security Agent together with) all ancillary rights and secondary rights and claims of the Borrower against the third party debtors pertaining from the Account Receivables, including guarantee claims, damage claims, claims from unjust enrichment and tort, etc.

25 Purpose of the Security

The Security shall serve as security for the prompt and complete payment and discharge of any and all present and future obligations and liabilities that are or become payable by the Borrower under the Loan Agreement between the Lenders and the Borrower (in particular, claims for repayment of the principal amounts of the Loans and interest thereon) and under this Agreement (in particular, the expenses of the Security Agent as set forth in section 16.5, as the case may be) (the “Secured Claims”).

26 Notice of Assignment

The Borrower shall deliver to the Security Agent within five Business Days upon the respective request of the Security Agent blank notification letters (Blankoabtretungsanzeigen) in the form and with the content as set forth in Exhibit 4 for the purpose of notifying the debtors of the Assigned Claims. The Security Agent may only make use of such letters in relation to the Assigned Claims following the occurrence of an Event of Default within the meaning of section 3.2 of the Loan Agreement which has not yet seized at the time of the respective notification of the debtors by the Security Agent.

27 Assigned Claims under Extended Retention of Title

If the Assigned Claims assigned under this Agreement are subject to the extended retention of title (vertangerter Eigentumsvorbehalt) under an agreement with any supplier of the Borrower, the assignment shall only become effective upon the termination (Erlӧschen) of such extended retention of title. If and to the extent the supplier is entitled only to part of the respective Assigned Claims assigned under this Agreement due to the extended retention of title, the assignment of such Assigned Claims to the Security Agent hereunder shall be limited to the part of the relevant Assigned Claims to which the Borrower is entitled to, and the assignment of the part that is subject to the extended retention of title shall be effective upon complete termination of the extended retention of title. The Borrower hereby assigns to the Security Agent its right to reassignment of the Assigned Claims assigned to a supplier by way of an extended retention of title as well as any contingent claims to the transfer of all proceeds paid to the supplier, along with any ancillary rights pertaining thereto. The same applies to any inchoate rights (Anwartschaftsrechte) relating to the assignment of any Assigned Claims that is subject to a condition subsequent (auflosend bedingt abgetrelene Forderung), as the case may be. The Security Agent accepts such assignment. The Security Agent may at any time after becoming entitled to enforce the Assigned Claims pursuant to section 16 of this Assignment Agreement below, terminate any retention of title agreement for the account and on behalf of the Borrower by discharging the respective liability of the Borrower vis-a-vis the relevant supplier.

28 Collection of Assigned Claims

28.1 Collection by the Borrower. Until revocation of the authorisation by the Security Agent pursuant to section 15.2 below, the Borrower may dispose (verfügen über) (and. for avoidance of doubt, to withdraw and to collect (einziehen)) the Assigned Claims in its own name and for its own account in the ordinary course of business

28.2 Termination of Collection Right. The authorisation to withdraw and to collect the Assigned Claims shall terminate if the Security Agent revokes the authorisation in accordance with the following sentences. The Security Agent shall be entitled to revoke such authorisation and any further withdrawals shall thereupon only be permissible with the Security Agent’s prior written consent, if (i) the Security Agent is entitled to enforce the Assigned Claims in accordance with section 16 below and/or (ii) the Loan Agreement has been terminated by any of the Lenders for good cause pursuant to and within the meaning of its section 4. The authorisation to withdraw shall furthermore terminate without further notice if insolvency proceedings are initiated with respect to the Borrower.

29 Enforcement

29.1 Collection of Assigned Claims by the Security Agent. If (i) any of the Secured Claims has become due and payable (fallig) and (ii) an Event of Default (as defined in section 3.2 of the Loan Agreement) arising from non-payment of any due amount of the Secured Claims has occurred and is continuing at the time of the relevant measure, the Security Agent shall be entitled to revoke the authorisation of withdrawals pursuant to section 15.2 above and to enforce his rights under this Agreement and arrange for collection of the Assigned Claims in his own name, or for the sale (Verwertung) of the Assigned Claims. If the Security Agent collects any of the Assigned Claims pursuant to this section 16.1, he may take all measures and enter into all agreements with the respective debtors as he considers to be expedient (including granting of discounts to and/or enter into settlement agreements with any debtors in relation to the Assigned Claims, as the case may be).

29.2 Notification Obligation. The Security Agent will notify his intention to enforce any of the Assigned Claims to the Borrower at least five Business Days in advance. The Security Agent can refrain from giving previous notification if (i) the Borrower generally has seized to make its payments (Zahlungseinstellung) or (ii) insolvency proceedings with regard to the Borrowers assets have been applied for or the Borrower has notified the Security Agent of the application of such proceedings.

29.3 Documents. To the extent the authorisation of the Borrower to collect the Assigned Claims is revoked pursuant to section 15.2, the Security Agent may request that all documents relating to the Assigned Claims be handed over to him and the Borrower hereby agrees to promptly comply with such request.

29.4 Limitations for Realization of the Security and Distribution of Proceeds.

The Security Agent may select at its sole discretion which of the Assigned Claims shall be enforced. The Security Agent will only exercise his rights to enforcement to the extent necessary and shall limit the realisation of the Security to such amount as is necessary - to fulfill the Secured Claims mat have become due and payable (fallig) and not have been paid at the relevant point in time and in respect of which the Security is realized, it being understood that in the relationship among the Lenders and the Security Agent, the Security Agent shall apply the proceeds of such realisation in accordance with section 4 of the Security Pooling Agreement in Part I. In case of enforcement of the Security and collection of the Assigned Claims, the Security Agent shall return to the Borrower and the Borrower shall be entitled to any proceeds in excess of and not necessary to satisfy the Secured Claims that have become due and have not been paid and in respect of which the Security has been realized.

29.5 Expenses. The Security Agent shall be reimbursed by the Borrower for the reasonable expenses (including legal costs) incurred from performance of his duties under this Assignment Agreement, in particular from realization of the Security. The Security Agent shall be entitled to directly recover such expenses from the realization proceeds.

30 Release of Security (Sicherheitenfreigabe)

30.1 Release upon Satisfaction of Secured Claims. Upon complete satisfaction of the Secured Claims, the Security Agent shall without undue delay, reassign to the Borrower all Assigned Claims and surrender the excess proceeds resulting from the realisation thereof, as the case may be.

30.2 Release in case of Excess Value. At any time when the total value of the aggregate security (including the Assigned Claims) granted by the Borrower in order to secure the Secured Claims (the “Security”) which can be expected to be realised in the event of an enforcement (realisierbarer Wert sämtlicher Sicherheiten) not only temporarily exceeds 110 % of the Secured Claims (the “Limit”), the Security Agent shall without undue delay upon request of the Borrower release such part of the Security as the Security Agent may in its reasonable discretion determine, in order to ensure that the realisable value of the Security equals or falls below the Limit

31 Information and Inspection

31.1 Information Right. The Borrower undertakes to provide the Security Agent upon reasonable request with all information which are necessary in order to enable the Security Agent to preserve its rights with regard to the Security.

 1.2 Inspection Right. Upon the occurrence of an Event of Default (within the meaning of section 3.2 of the Loan Agreement) which is continuing, the Borrower shall allow the Security Agent to access any electronic data-processing system in which data concerning the Assigned Claims or any part thereof are being stored. As far as the Borrower has delegated the book accounting/electronic data processing to a third party, the Security Agent is (upon a respective request to the Borrower) entitled in its own name and expense of the Borrower to obtain any relevant information directly from these third parties, if the Borrower has not provided information as required under this section 18 earliest 10 Business Days after such notice from the Security Agent.

32 Representations and Warranties

The Borrower represents and warrants that

a) the Borrower on the date of this Agreement is not subject to any insolvency proceedings or any refusal to open insolvency proceedings due to the lack of assets, and

b) the Assigned Claims assigned under this Agreement have on or prior to the date of this Agreement not been pledged to third parties or encumbered in any other way in favour of third parties except for pledge/encumbrance existing by operation of the general business conditions of the account bank of the Borrower or otherwise in the ordinary course of business and except for extended retention of title arrangements.

33 Undertakings

During the term of this Agreement the Borrower undertakes to immediately inform the Security Agent of any impairments such as attachments (Pfandungen) in respect of any of the Assigned Claims. Such notice shall be accompanied by any documents the Security Agent might require to defend himself against any claim of a third party. In particular, the Borrower shall promptly forward to the Security Agent a copy of any attachment order (Pfandungsbeschluss), any transfer order (überweisungsbeschluss) and all other documents necessary for the Security Agent to establish a defence against the attachment. All reasonable costs and expenses for reasonable countermeasures taken by the Security Agent shall be paid by the Borrower. This shall also apply to the institution of any legal action that the Security Agent reasonably considers necessary.

Part III

Common Provisions

34 Term

This Agreement shall terminate upon complete settlement of all Secured Claims. This Agreement cannot be terminated by any Party hereto except for good cause (aus wichtigem Grund). If and as soon as the claims of a Lender arising from his respective Loan Agreement have been fully settled (whether by payment of the Borrower or through enforcement of the Assigned Claims and the distribution of the Security Proceeds) all further rights and liabilities of such Lender arising from this Agreement (save for such rights and liabilities that have not yet been fully discharged at the relevant point in time) shall automatically forfeit with effect for the future. If a Lender seizes to be a Party to this Agreement (irrespective of the reason), this Agreement shall remain in full force and effect among the other Parties hereto.

35 Assignment of Rights

No Party may assign any of its rights or obligations under this Agreement (including, in case of the Security Agent, the Assigned Claims) without the prior written consent of all other Parties, except if expressly provided for otherwise in this Agreement, e.g. in its section 8 (it being understood, however, that in case of a permitted transfer of rights and obligation of a Lender under the Loan Agreement, the respective rights and obligations of such Lenders under this Agreement shall, upon request of such respective Lender, equally pass to such successor into such Lender’s Loan, and each Party hereto shall submit any and all declarations and conduct any and all acts necessary or required in order to enable such transfer). For the avoidance of doubt rights, claims and/or obligations under this Agreement must not be transferred individually, but only collectively (keine isolierte Ubertragung von Rechten und Pflichten, sondern nur im Wage der Vertragsubernahme), and no Party may assign any rights, claims and/or obligations under this Agreement without the respective assignee acceding to this Agreement assuming all obligations of the respective assignor arising from this Agreement, prior to or simultaneously with such assignment, any assignment of rights, claims and/or obligations under this Agreement effected prior to such accession shall be null and void. The Parties hereby expressly and irrevocably offer each such respective assignee to accede to this Agreement in lieu of the assigning Party and agree that such assignee may accept and thereby effect his accession by submitting a respective accession declaration to the Borrower in writing, provided that such accession declaration does not contain any amendment or alteration to this Agreement and is unconditional except for its becoming effective upon such assignee’s acquisition of rights and obligation of the respective Party under this Agreement.

36 Interpretation

The terms printed in italics constitute German legal terms describing the meaning of the terms in the English language they refer to, and shall be taken into account when interpreting this Agreement.

37 Confidentiality The Parties shall keep the content of this Agreement confidential, except if and to the extent (i) disclosure is expressly agreed among the Lenders, holding jointly or individually, a Lenders' Majority and the Borrower, (ii) disclosure is required pursuant to any statute or law, official or judicial orders, or provisions or regulations relating to a stock exchange, (iii) disclosure to any Borrower's shareholder or a third party, that can reasonably be expected to acquire shares of the Borrower. 38 Costs The Parties shall each bear their own costs incurred in connection with this Agreement and the transactions contemplated herein. 39 Form of Amendments Amendments to this Agreement including any amendment of this section 26 shall be required to be in writing in order to be effective, unless a stricter form requirement (e.g. a notarization) applies by mandatory law. 40 Written Form If any statement, declaration, notification or other communication is required to be in writing under this Agreement, it shall suffice that a signed copy of such statement, declaration or notification is transmitted by telefax or pdf-copy via e-mail. 41 Conclusion of this Agreement The Parties may choose to conclude this Agreement by an exchange of signed signature pages transmitted by fax or e-mail (as a pdf-copy). If the Parties choose to conclude this Agreement in accordance with the preceding sentence, they shall transmit the signature pages of this Agreement to the management of the Borrower (the "Recipient"). This Agreement shall be deemed duly concluded once the Recipient has received the signed signature pages from all Parties to this Agreement and at the time of the receipt of the last outstanding signature page. For this purpose, the Parties authorise the Recipient to collect the signature pages from all and for all Parties hereto. Each Party hereto undertakes to submit to the Borrower, upon a respective request of the Borrower without undue delay, an original of his/its signed signature page. 42 Effectiveness. No Joint Rights or Liabilities This Agreement shall become effective upon its execution by the Borrower, Mr David Khalil and at least one Lender and shall be binding only on such Parties that have executed this Agreement. The rights and obligations hereunder of a Lender and/or of the Security Agent that has executed this Agreement shall not be affected by non-execution of this Agreement by another Lender. Rights and liabilities of each Lender under this Agreement shall be several but not joint (Ausschluss der Gesamtgläbigerschaft bzw. der Gesamtschuld) and only in respect to the respective Loan granted by such Lender to the Borrower under the Loan Agreement.

43 Delivery Addresses and Recipients 43.1 Delivery Addresses. Each Party shall, at any time while a Party to this Agreement, keep the other Parties informed of such Party's current mailing address and contact data. As of the date hereof, the Parties may direct any and all declarations to be issued in connection with this Agreement via-à-vis another Party, to the persons and addresses set forth in Exhibit 1, and any declaration directed to such persons and domestic addresses shall be deemed received by the respective Party, to which such declaration is addressed, if delivered by hand or telefax or email (if declaration is required to be in writing: pdf-copy) on the same day and if sent by courier or mail no later than on the third day after dispatch. If any Party to this Agreement wishes to change its delivery address, such Party shall inform the other Parties in writing thereof, and such change shall become effective for the purposes of this Agreement and, in particular, this section 30, upon the lapse of 10 Business Days as of receipt of such information, provided that the first sentence of this section 30.1 is complied with. 43 2 Authorised Recipients. The persons stated in Exhibit 1 shall be authorised recipients for the respective Parties, including for the purposes of serving statements of claims and any other statements, applications, declarations, correspondence or court orders relating to disputes in respect of this Agreement (Zustellungsbevollmãchtigte). Section 30.1, last sentence, shall apply accordingly. 43.3 Application of General Rules. In addition to the foregoing provisions, declarations are being considered to have been received if having been delivered to a Party pursuant to the general rules under German law regarding the receipt of declarations. 44 Severability In the event that a provision of this Agreement is or becomes partly or entirely invalid or unenforceable or if this Agreement contains a gap or omission, the validity of the remaining provisions of this Agreement is not affected thereby. The Parties are obliged to replace the partly or entirely invalid or unenforceable provision with a valid and enforceable provision, which the Parties would have agreed on had they been aware of the invalidity or unenforceability of the respective provision. The same applies in the event that this Agreement contains a gap or omission. 45 Governing Law and Jurisdiction This Agreement is governed by and construed in accordance with the laws of the Federal Republic of Germany under exclusion of its rules of conflict of laws. To the extent permissible by law, the courts in Berlin shall have exclusive jurisdiction in respect of any dispute regarding this Agreement.

Signature Page 1/2 – Assignment and Security Pooling Agreement The Lenders Mr Andreas Blase Mr David Khaki Date / Location: Date/ Location: Mr Robert Maier La Plata GmbH Represented by: Date / Location: Date / Location: Ms Elke Jansson Mr Christian Vollmann Date / Location: Date / Location: Mr Michael Schrezenmaier Mr Jeronimo Folgueria Date / Location: Date / Location:

Signature Page 2/2 – Assignment and Security Pooling Agreement Elephant & Caste GmbH Represented by: Alpar Beteiligungs GmbH Represented by Date/Location: Date / Location: JoDa Media Consulting GmbH Represented by: Manoa Ventures GmbH Represented by: Date/Location: Dare/Location: R+R International Aviation AG Represented by: whiletrue Ltd Represented by: Date/Location: Date / Location: Mr Lukas Brosseder Rocket Internet SE Represented by: Date / Location: Date/ Location: The Borrower Affinitas GmbH Represented by: Jeronimo Folgueira and Michael Schrezenmaier Date/ Location:

Annex 1.1 to the Loan Agreement relating to Affinitas GmbH =Exhibit 2 to the Security Pooling Agreement and Assignment of Claims Loans Type A Lender Principal Amount in EUR Interest p.a. Maturity Date Robert Maier 250,000 8% 30.06.2018 whiletrue Limited 300,000 8% 30.06.2018 Christian Vollmann 100,000 8% 30.06.2018 Alpar Beteiligungs GmbH 150,000 8% 30.06.2018 David Khalil 100,000 8% 30.06.2018 Lukas Brosseder 100,000 8% 30 06 2018 Manoa Ventures GmbH 50,000 8% 30.06.2018 La Plata GmbH 50,000 8% 30.06.2018 R+R International Aviation AG 50,000 8% 30.06.2018 JoDa Media Consulting GmbH 25,000 8% 30.06.2018 Elke Jansson 100,000 8% 30.06.2018 Elephant & Castle Capital GmbH 25,000 8% 30.06.2018 Andreas Blase 50,000 8% 30.06.2018 Rocket Internet SE 500,000 8% 30.06.2018 Total: 1,850,000

Type B

Lender	Principal Amount in EUR	Interest p.a.	Maturity Date
Robert Maier	750,000	9 %	31.03.2019
whiletrue Limited	300,000	9 %	31.03.2019
Christian Vollmann	300,000	9 %	31.03.2019
Alpar Beteiligungs GmbH	150,000	9 %	31.03.2019
David Khalil	100,000	9 %	31.03.2019
Lukas Brosseder	100,000	9 %	31.03.2019
Manoa Ventures GmbH	200,000	9 %	31.03.2019
La Plata GmbH	200,000	9 %	31.03.2019
R+R International Aviation AG	150,000	9 %	31.03.2019
JoDa Media Consulting GmbH	75,000	9 %	31.03.2019
Jeronimo Folgueira	75,000	9 %	31.03.2019
Elephant & Castle Capital GmbH	50,000	9 %	31.03.2019
Michael Schrezenmaier	50,000	9 %	31.03.2019
Rocket Internet SE	1,500,000	9 %	31.03.2019
Total:	**4,000,000**

Exhibit 3 to the Security Pooling Agreement and Assignment of Claims Assigned Claims For the avoidance of doubt: the Borrower assigns all Accounts Receivables (as defined in Part II, 11.1 of the Assignment and Security Pooling Agreement) This explicitly includes (but is not limited to): The receivables and deposit held by the payment service provider of the Borrower, Adyen B.V (Simon Carmiggelstraat 6-50, 1011 DJ Amsterdam, Netherlands) amounting to EUR 5.198.202,48,-, thereof EUR 2.882.722,46,- as receivables from collected but not yet paid-out funds and EUR 2.315.480,02, - as deposit as per 31.07.2016 Receivables stemming from deductable input tax (responsible: Finanzamt III Berlin, Volkmarstraβe 13, 120999 Berlin) amounting to EUR 5.809.350,75, - of which EUR 897.245,71, - are deductable at 19% and EUR 4 912 105,04.- are deductable according to §13b UStG Receivables / prepayments amounting to EUR 275.612,70 -. thereof: Zanox AG (Stralauer Allee 2,10245 Berlin) amounting to EUR 121.547,36,- • Tradedoubler Sweden AB (Birger Jarisgatan 57A, SE-11356 Stockholm, Sweden) amounting to EUR 37.874,91, - • Affiliate Window/Digital Window Ltd (5th Floor, 2 Thomas More Square, London, E1W 1YN) amounting to EUR 31.913,53,- • Affiliate GmbH (Sapporobogen 6-8, 80637 Munchen(amounting to EUR 22.000,- All the above as per 31.07.2016 but subject to actual but unreported usage of the prepayment at the time of signing of the agreement. Differences between the overall sum and the sum of the mentioned companies above are due to a high number of very small prepayments that for the sake of simplicity are not explicitly mentioned. The VAT deposit for Switzerland amounting to EUR 55.376,10,- as per 31.07.2016 (Affinitas GmbH Account; Bank: Deutsche Bank, IBAN: DE34 5007 0010 0094 0866 57, BIC: DEUTDEFFXXX; Amount is pledged to VAT authority in Switzerland) The VAT deposit for Norway amounting to EUR 20.826,82, - as per 31.07.2016 (ECOV1S Norge Main Partner AS, Bank: DnB, IBAN: NO46 5005 0615 119, BIC: DNBANOKKXXX)

Exhibit 4 to the Security Pooling Agreement and Assignment of Claims relating to Affinitas GmbH Notice of Assignment [Letterhead of Affinitas GmbH] [Name and address of debtor to be completed by the Security Agent] [date/place] Dear Sir/Madam. We hereby give you notice that pursuant to an assignment agreement entered into by us in favour of David Khalil (the “Security Agent”) dated 21./22./23. September 2016, we have assigned to the Security Agent all our present and future receivables against [name of the relevant debtor] together with all ancillary rights pertaining to them including those set out in Annex 1 hereto. The Security Agent is solely authorised to collect and deal with the assigned receivables, and all payments with respect to the assigned receivables have to be made to the Security Agent. Please do not make any further payments into our accounts. Please find attached as Annex 2 hereto a copy of the assignment agreement. Yours faithfully. Affinitas GmbH Name: Title: